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                                                             EXHIBIT 4.7

                                AGENCY AGREEMENT

                                     between

                        WACKENHUT CORRECTIONS CORPORATION
                              as Construction Agent

                                       and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                         not individually, but solely as
           Owner Trustee under the Wackenhut Corrections Trust 1997-1 as Lessor

                            Dated as of June 19, 1997



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
                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
PRELIMINARY STATEMENT...............................................................1

ARTICLE I   DEFINITIONS.............................................................1
      1.1   Defined Terms...........................................................1

ARTICLE II  APPOINTMENT OF CONSTRUCTION AGENT.......................................2
      2.1   Appointment.............................................................2
      2.2   Acceptance and Undertaking..............................................2
      2.3   Term....................................................................2
      2.4   Scope of Authority......................................................2
      2.5   Delegation of Duties....................................................4
      2.6   Covenants of the Construction Agent.....................................4

ARTICLE III THE IMPROVEMENTS........................................................5
      3.1   Construction............................................................5
      3.2   Amendments; Modifications...............................................5
      3.3   Failure to Complete Construction Period Properties
            and Purchase Obligation.................................................6

ARTICLE IV  PAYMENT OF FUNDS........................................................6
      4.1   Right to Receive Construction Cost......................................6

ARTICLE V   EVENTS OF DEFAULT.......................................................7
      5.1   Events of Default.......................................................7
      5.2   Damages.................................................................8
      5.3   Remedies; Remedies Cumulative...........................................8

ARTICLE VI  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS...........................10
      6.1   Exercise of the Lessor's Rights........................................10
      6.2   Lessor's Right to Cure Construction Agent's Defaults ..................10

ARTICLE VII MISCELLANEOUS..........................................................11
      7.1   Notices................................................................11
      7.2   Successors and Assigns.................................................11
      7.3   GOVERNING LAW..........................................................12
      7.4   Submission To Jurisdiction; Waivers....................................12
      7.5   Amendments and Waivers.................................................12
      7.6   Counterparts...........................................................13
      7.7   Severability...........................................................13
      7.8   Headings and Table of Contents.........................................13
      7.9   WAIVER OF JURY TRIAL...................................................13


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                                AGENCY AGREEMENT

         THIS AGENCY AGREEMENT, dated as of June 19, 1997 (the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 (the "Lessor") and WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Construction Agent").

                              PRELIMINARY STATEMENT

         A. The Lessor and the Construction Agent are parties to that certain Lease Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified, the "Lease"), pursuant to which the Construction Agent, as lessee (the "Lessee") has agreed to lease certain Land, Improvements and Equipment from the Lessor (collectively, the "Properties").

         B. In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Properties (provided title to the Properties shall be held in the name of the Lessor) and construction of such Improvements in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire the Properties and to cause the construction of such Improvements in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1  Defined Terms.

              Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Participation Agreement, dated as of June 19, 1997, among the Construction Agent, the Lessee, FSB, not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 and



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NationsBank, National Association, as Agent for the Lenders, as such agreement may be amended, modified, supplemented or restated from time to time.

                                   ARTICLE II

                        APPOINTMENT OF CONSTRUCTION AGENT

         2.1 Appointment. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided title to the Properties shall be held in the name of the Lessor) and construction of the Improvements in accordance with the Plans and Specifications on the Land, and pursuant to the terms of this Agreement, the Participation Agreement and the other Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments in regard to the Properties (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement).

         2.2 Acceptance and Undertaking. The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided title to the Properties shall be held in the name of the Lessor) and to cause the construction of the Improvements in accordance with the Plans and Specifications and the Operative Agreements.

         2.3 Term. This Agreement shall commence on the date hereof and shall terminate on the later of the Construction Period Termination Date or the date on which all Properties have been made subject to the Lease by execution of appropriate Lease Supplements by the Lessee.

         2.4  Scope of Authority.

              (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of any and all of Lessor's obligations under any construction agreement and to fulfill all of the



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         obligations of the Construction Agent including, without limitation:

                              (i) the identification and assistance with the
                  acquisition of Properties in accordance with the terms and conditions of the Participation Agreement and the negotiation and entering into of all contracts necessary to purchase the Properties;

                             (ii) all design and supervisory functions relating
                  to the construction of the Improvements and installation and testing of the related Equipment and performing all engineering work related to the construction, installation and testing of the Improvements;

                            (iii) (A) negotiating and entering into all
                  contracts or arrangements to procure the equipment necessary to construct the Improvements and (B) negotiating all contracts or arrangements to procure the Equipment on such terms and conditions as are customary and reasonable in light of local standards and practices and the businesses in which the Lessee is engaged;

                             (iv) assisting in obtaining all necessary permits,
                  licenses, consents, approvals and other authorizations, including without limitation those required under applicable Environmental Laws, from all Governmental Authorities in connection with the development and construction of the Improvements on the Land in accordance with the Plans and Specifications;

                              (v) maintaining all books and records with
                  respect to the construction, operation and management of the Properties; and

                             (vi) performing any other acts necessary in
                  connection with the identification and acquisition of the Properties and construction and development of the Improvements in accordance with the Plans and Specifications.

                  (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract in the name of Lessor without Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed.


                  (c) Subject to the terms and conditions of this Agreement, the Construction Agent shall have sole management and control over the construction means, methods, sequences




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         and procedures with respect to the construction of the Improvements.

         2.5 Delegation of Duties. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

         2.6 Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

              (a) following the Construction Commencement Date for each Property, cause construction of the applicable Improvements to be prosecuted diligently and substantially in accordance with the Plans and Specifications for such Property and all material Legal Requirements and Insurance Requirements;

              (b) cause the Completion Date for such Improvements to occur on or before the Construction Period Termination Date, in each case free and clear (by removal or bonding) of Liens (other than Permitted Liens) or claims for materials supplied or labor or services performed in connection with the construction of the Improvements;

              (c) cause all outstanding punch list items with respect to such Improvements to be completed;

              (d) during construction, cause all title to all Equipment on each Property to vest in the Owner Trustee and file all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title (to the extent perfection can be obtained by filing under the UCC);

              (e) no less than five (5) Business Days prior to the scheduled date for the initial Construction Advance to be made in connection with any Improvements, the Construction Agent shall deliver to the Lessor true, complete and correct copies of the Construction Budget for such Improvements. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of the Construction Budget; and

              (f) procure (or cause to be procured), on behalf of Lessor
         (but at Construction Agent's expense) insurance for the Properties during the period commencing on each Property Closing Date and continuing to and throughout the Construction Period in such amounts and with such coverages




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         as are required to be maintained during the Term under the provisions of Article XIV of the Lease.

                                   ARTICLE III

                                THE IMPROVEMENTS

         3.1 Construction. The Construction Agent shall cause the Improvements to be constructed, equipped, maintained and used in full compliance with all Legal Requirements and Insurance Requirements.

         3.2  Amendments; Modifications.

              (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring on or after the Construction Period Termination Date or (y) result in the total Property Cost of the Improvements and the Land included in a Property being less than the minimum amount specified in Section 5.4(e) of the Participation Agreement or (z) result in the cost of any Improvements subject to such amendment exceeding the sum of the then Available Commitments and the then Available Holder Commitments (reduced by the amount, if any, necessary to pay for the cost of construction and development of Improvements on other Properties which are currently under construction but have not yet been completed (such amount the "Unfunded Amount")), and (ii) the Construction Budget and enter into any related amendments, modifications or supplements without the consent of the Lessor; provided that such revisions, amendments or modifications to the Plans and Specifications or related amendments, modifications or supplements to the Construction Budget do not (A) result in the total Property Cost of the Improvements and the Land included in a Property being less than the minimum amount specified in Section 5.4(e) of the Participation Agreement or (B) result in unfunded Project Costs being greater than the sum of the then Available Commitments and the then Available Holder Commitments (reduced by the Unfunded Amount).


              (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications or Construction Budget for any Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications or Construction Budget (as the case




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         may be) for any Property, would cause a material reduction in value of any Property when completed, unless the Agent has previously obtained (at Construction Agent's sole cost) an Appraisal of such Property taking account of such proposed revision, amendment or modification and showing an appraised value for such Property equal to or greater than 85% of the expected maximum Property Cost of such Property (based on appropriately revised Construction Budgets).

         3.3 Failure to Complete Construction Period Properties and Purchase Obligation. If at any time prior to the Completion Date with respect to any Construction Period Property there occurs and is continuing for five (5) days or more, a Casualty, an Environmental Violation, the commencement of a Condemnation or a Force Majeure Event, the Construction Agent shall either (a) pay to Lessor, on a date designated by Construction Agent (which date shall be not more than thirty (30) days after the occurrence of the applicable event), an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(b) of this Agreement regarding such Construction Period Property and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Period Property or (b) notify Lessor in writing it intends to proceed with construction of the Improvements with respect to such Construction Period Property in which case the Construction Agent shall promptly and diligently complete the construction of such Improvements in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

         4.1  Right to Receive Construction Cost.

              (a) In connection with the acquisition of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or any other Property Cost (such other Property Cost being referred to collectively as "Project Costs"), and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or Project Costs is subject in all respects to the terms and




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         conditions of the Participation Agreement and each of the other
         Operative Agreements. Without limiting the generality of the foregoing, it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders or the Holders to the Lessor for Property Acquisition Costs or Project Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (a) the acquisition and development of the Properties, (b) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date (for interest payments on the Loans or payments of the Holder Yield for the Holder Advances) or
         (c) any other purpose.

                  (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or Project Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or Project Costs set forth in the Requisition relating to such funds.

                                    ARTICLE V

                                EVENTS OF DEFAULT

         5.1      Events of Default.   If any one or more of the following
events (each an "Event of Default") shall occur:

                  (a) the Construction Agent shall fail to apply any funds paid by the Lessor to the Construction Agent for the acquisition of the Properties and the construction of the Improvements to the payment of Property Acquisition Costs or Project Costs;

                  (b) the Completion Date with respect to any Property shall fail to occur for any reason on or prior to the Construction Period Termination Date;

                  (c) any Lease Event of Default shall have occurred and not be cured within any cure period expressly permitted under the terms of the Lease;

                  (d) the Construction Agent shall fail to maintain insurance as required by Section 2.6(f) of this Agreement; or





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                  (e) the Construction Agent or the Lessee shall materially
         breach any of its representations or warranties under any Operative Agreement or shall fail to observe or perform any material term, covenant or condition of this Agreement or any other Operative Agreement other than as set forth in paragraphs (a), (b), (c) or (d) of this Section 5.1 and such failure or breach shall remain uncured for a period of thirty (30) days after receipt of written notice from Lessor thereof; provided, that if such failure or breach is not capable of being cured, the grace period referred to in this subclause (e) shall not apply;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all reasonable costs and expenses incurred by or on behalf of the Lessor, including reasonable fees and expenses of counsel, as a result of any Event of Default hereunder.

         5.2      Damages. The termination of this Agreement pursuant to Section
5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

         5.3      Remedies; Remedies Cumulative.

                  (a) If an Event of Default shall have occurred and be continuing, the Lessor shall have all rights available at law, equity or otherwise.

                  (b) Without limiting the generality of paragraph (a) above, upon the occurrence of an Event of Default, beyond any applicable notice, grace or cure period (if any) included within the definition of such Event of Default, Lessor shall have the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(h), (i), (j) or (k) of the Lease) to transfer and convey to the Construction Agent upon a date designated by Lessor all right, title and interest of Lessor in and to any Property (including without limitation any Land or any Improvements then under construction) for which the Term of the Lease has not yet commenced (a "Construction Period Property"). On any transfer and conveyance date specified by Lessor pursuant to this Section 5.3(b), (a) Lessor shall transfer and convey




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         all of its right, title and interest in and to any and all such
         Construction Period Properties free and clear of the Lien of the Lease and all Lessor Liens, (b) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to such Construction Period Properties and (c) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) but exclusive of the indemnities payable under Section 13 of the Participation Agreement, an aggregate amount equal to the sum of the following: (i) the Holder Property Cost plus the Loan Property Cost for such Construction Period Properties, (ii) the accrued and unpaid Allocated Return with respect to the Holder Property Cost referred to in subparagraph (i) plus the accrued and unpaid interest owing to the Lenders with respect to the Loan Property Cost referred to subparagraph (i), and (iii) all other amounts then due and payable under this Agreement and under any other Operative Agreement with respect to such Construction Period Properties (including without limitation all costs and expenses incurred by Lessor in connection with such transfer and conveyance). The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of any Construction Period Property and its payment obligations described in subparagraph (c) of this
         Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed or paid, as the case may be, without further notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever. Notwithstanding the foregoing provisions of this Section 5.3(b), Lessor shall have the right in its sole discretion to rescind any exercise of its option under this Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent.

                  (c) The Construction Agent shall have the right to cure an Event of Default hereunder with respect to any given Property by purchasing or causing the Lessee to purchase such Property from the Lessor (to the extent such Event of Default is no longer continuing with respect to any other Property remaining subject to this Agreement after such purchase) for an amount equal to the liquidated damages amount for such Property set forth in Section 5.3(b) of this Agreement.

                  (d) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative




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         Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                   ARTICLE VI

                  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

         6.1 Exercise of the Lessor's Rights. Subject to the Excepted Rights and the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

         6.2 Lessor's Right to Cure Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows, or to such address as may be hereafter notified in writing by the parties hereto:




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If to the Lessor:

                                         First Security Bank, National
                                         Association
                                         79 South Main Street
                                         Salt Lake City, Utah  84111
                                         Attention:  Val T. Orton
                                         Telephone No.: (801) 246-5630
                                         Telecopy:      (801) 246-5053

with a copy to the Agent:

                                         NationsBank, National Association
                                         100 Southeast 2nd Street
                                         FL7-950-14-02
                                         Miami, Florida 33131
                                         Attention: Maria Conroy
                                         Telephone No.: (305) 533-2428
                                         Telecopy No.:  (305) 533-2437

If to the Construction Agent:

                                         Wackenhut Corrections Corporation
                                         4200 Wackenhut Drive, #100
                                         Palm Beach Gardens, Florida 33410-4243
                                         Attention: Mr. David Watson, Controller
                                                    and Chief Accounting Officer
                                         Telephone No.: (800) 666-5640 Ext. 6646
                                         Telecopy No.: (561) 691-6473

         7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, and Construction Agent and the respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder in whole or in part to any Person without the prior written consent of the Lessor.

         7.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         7.4 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:




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                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida and the courts of the United States of America in each case sitting in Broward County, Florida, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the respective party at its address set forth in Section 7.1 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.4 any special, exemplary, punitive or consequential damages.

         7.5 Amendments and Waivers. The Lessor and the Construction Agent may, from time to time, enter into written amendments, supplements or modifications hereto.

         7.6 Counterparts. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.




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         7.8      Headings and Table of Contents. The headings and table of
contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.9      WAIVER OF JURY TRIAL.  THE LESSOR AND THE CONSTRUCTION
AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      WACKENHUT CORRECTIONS CORPORATION,
                                      as the Construction Agent

                                      By:
                                         ---------------------------------
                                      Name:   John G. O'Rourke
                                      Title:  Senior Vice President/
                                              Treasurer/Chief Financial
                                              Officer

                                      FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as
                                      Owner Trustee under the Wackenhut
                                      Corrections Trust 1997-1, as the
                                      Lessor

                                      By:
                                         ---------------------------------
                                      Name:   Val T. Orton
                                      Title:  Vice President



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